As filed with the Securities and Exchange Commission on July 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AT&T INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4813	43-1301883
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One AT&T Plaza

208 South Akard Street

Dallas, Texas 75202

Telephone: (210) 821-4105

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stacey S. Maris

Senior Vice President, Deputy General Counsel and Secretary

AT&T Inc.

One AT&T Plaza

208 South Akard Street

Dallas, Texas 75202

(210) 821-4105

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

David R. McAtee II Senior Executive Vice President and General Counsel AT&T Inc. One AT&T Plaza 208 South Akard Street Dallas, Texas 75202 (210) 821-4105	Patrick S. Brown, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067-1725 (310) 712-6600

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(3)
2.550% Global Notes due 2033	$3,754,741,000	100%	$3,754,741,000	$409,642.24
3.500% Global Notes due 2053	$7,500,000,000	100%	$7,500,000,000	$818,250.00
3.550% Global Notes due 2055	$7,500,001,000	100%	$7,500,001,000	$818,250.11
3.800% Global Notes due 2057	$5,923,400,000	100%	$5,923,400,000	$646,242.94
3.650% Global Notes due 2059	$6,500,001,000	100%	$6,500,001,000	$709,150.11
Total			$31,178,143,000(2)	$3,401,535.40

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.
(3)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2021

PROSPECTUS

AT&T Inc.

Offers to Exchange

Up to $3,754,741,000 aggregate principal amount of new 2.550% Global Notes due 2033 registered under the Securities Act of 1933, for any and all outstanding unregistered 2.550% Global Notes due 2033,

Up to $7,500,000,000 aggregate principal amount of new 3.500% Global Notes due 2053 registered under the Securities Act of 1933, for any and all outstanding unregistered 3.500% Global Notes due 2053,

Up to $7,500,001,000 aggregate principal amount of new 3.550% Global Notes due 2055 registered under the Securities Act of 1933, for any and all outstanding unregistered 3.550% Global Notes due 2055,

Up to $5,923,400,000 aggregate principal amount of new 3.800% Global Notes due 2057 registered under the Securities Act of 1933, for any and all outstanding unregistered 3.800% Global Notes due 2057, and

Up to $6,500,001,000 aggregate principal amount of new 3.650% Global Notes due 2059 registered under the Securities Act of 1933, for any and all outstanding unregistered 3.650% Global Notes due 2059.

AT&T Inc. (“AT&T”) is offering to exchange (i) new registered 2.550% Global Notes due 2033 (the “2033 Exchange Notes”) for its outstanding unregistered 2.550% Global Notes due 2033 (the “2033 Original Notes”), (ii) new registered 3.500% Global Notes due 2053 (the “2053 Exchange Notes”) for its outstanding unregistered 3.500% Global Notes due 2053 (the “2053 Original Notes”), (iii) new registered 3.550% Global Notes due 2055 (the “2055 Exchange Notes”) for its outstanding unregistered 3.550% Global Notes due 2055 (the “2055 Original Notes”), (iv) new registered 3.800% Global Notes due 2057 (the “2057 Exchange Notes”) for its outstanding unregistered 3.800% Global Notes due 2057 (the “2057 Original Notes”) and (v) new registered 3.650% Global Notes due 2059 (the “2059 Exchange Notes” and, together with the 2033 Exchange Notes, the 2053 Exchange Notes, the 2055 Exchange Notes and the 2057 Exchange Notes, the “Exchange Notes”) for its outstanding unregistered 3.650% Global Notes due 2059 (the “2059 Original Notes” and, together with the 2033 Original Notes, the 2053 Original Notes, the 2055 Original Notes and the 2057 Original Notes, the “Original Notes”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes”. The terms of each series of the Exchange Notes are substantially identical to the terms of the applicable series of Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related special interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount and in integral multiples of $1,000 thereafter. Interest on the Exchange Notes will accrue from the most recent date on which interest on the Original Notes has been paid, which, for the avoidance of doubt, is (i) with respect to the 2033 Exchange Notes and the 2057 Exchange Notes, June 1, 2021, and will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 2021, and (ii) with respect to the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059 Exchange Notes, March 15, 2021, and will be payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2021. We will deem the right to receive any interest accrued but unpaid on the Original Notes waived by you if we accept your Original Notes for exchange. Accordingly, holders whose tenders are accepted for exchange will not receive any payment in respect of accrued interest on such Original Notes, unless the record date for any such interest payment occurs before the completion of the Exchange Offers. We refer to these offers as the “Exchange Offers”. For a more detailed description of the Exchange Notes, see “Description of Exchange Notes”.

We are not asking you for a proxy and you are requested not to send us a proxy. You do not have dissenters’ rights of appraisal in connection with the Exchange Offers. See “The Exchange Offers — Absence of Dissenters’ Rights of Appraisal”.

No public market currently exists for the Original Notes and we cannot assure you that any public market for the Exchange Notes will develop. The Exchange Notes will not be listed on any national securities exchange.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Holders may withdraw their tendered Original Notes at any time at or prior to the Expiration Date (as defined below) of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on                 , 2021, unless extended or earlier terminated by us (such date, as the same may be extended or earlier terminated with respect to any or all series of Exchange Notes, the “Expiration Date”). The Exchange Offers are subject to customary conditions discussed under “The Exchange Offers — Conditions to the Exchange Offers”. No Exchange Offer is conditioned upon any other Exchange Offer, and we may terminate or extend any Exchange Offer without terminating or extending the other Exchange Offers.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are incorporated by reference herein, and on page 9 of this prospectus, to read about factors you should consider before investing in the Exchange Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2021.

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or any representation concerning us or the Exchange Offers (other than as contained in this prospectus or the related letter of transmittal) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

In making an investment decision, prospective investors must rely on their own examination of us, and the terms of the Exchange Offers, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offers and to invest in the Exchange Notes under applicable legal investment or similar laws or regulations.

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offers under the terms of this prospectus and the accompanying letter of transmittal. Tendering holders must tender their Original Notes in accordance with the procedures set forth under “The Exchange Offers — Procedures for Tendering Original Notes”.

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. See “Where You Can Find More Information”.

When we refer to “we”, “our” or “us” in this prospectus, we mean AT&T Inc. and its consolidated subsidiaries unless the context explicitly otherwise requires.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements”. These estimates and statements are subject to risks and uncertainties, and actual results

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might differ materially. Such estimates and statements include, but are not limited to, statements about AT&T’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and are subject to significant risks and uncertainties outside of our control.

Statements included in or incorporated by reference into this prospectus or any prospectus supplement, that are not historical facts, including statements about the beliefs and expectations of the management of AT&T, are forward-looking statements. Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While AT&T believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of AT&T. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of AT&T depending upon a number of factors affecting its businesses and risks associated with the successful completion of the Exchange Offers. These factors include, but are not limited to, risks and uncertainties detailed in AT&T’s periodic public filings with the SEC, including those discussed under the section entitled “Risk Factors” in AT&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the factors contained or incorporated by reference into such documents and in subsequent filings by AT&T with the SEC, and in this prospectus, including in the section captioned “Risk Factors”.

Except as otherwise required by law, AT&T is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this prospectus are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We maintain an internet website at www.att.com. (This website address is for information only and is not intended to be an active link or to incorporate any website information into this document.)

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: AT&T, Attention: Stockholder Services, One AT&T Plaza, 208 South Akard Street, Dallas, Texas 75202, Telephone (210) 821-4105.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by

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reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate herein will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement and all such future filings that we make with the SEC until the Expiration Date (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 25, 2021 (the “Annual Report”);

2.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021;
3.

The portions of our Proxy Statement on Schedule 14A for our 2021 annual meeting of stockholders filed with the SEC on March  11, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

4.

Our current reports on Form 8-K filed on January 25, 2021, January  27, 2021, February  1, 2021, February  25, 2021, March  23, 2021, March  30, 2021, April  9, 2021, April  22, 2021, May  5, 2021, May  17, 2021, May  20, 2021, June  10, 2021, June  21, 2021, June 25, 2021, July 19, 2021, July 21, 2021 and July 22, 2021.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You may request a copy of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning AT&T, without charge, by written or telephonic request directed to AT&T, Attention: Stockholder Services, One AT&T Plaza, 208 South Akard Street, Dallas, Texas 75202, Telephone (210) 821-4105; or from the SEC through the SEC website at the address provided above.

To receive timely delivery of the documents prior to the Expiration Date, you should make your request no later than five business days before the date you must make your investment decision, or                 , 2021.

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SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offers. You should carefully read this entire prospectus, including the section entitled “Risk Factors”, as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

AT&T Inc.

AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries. We were incorporated under the laws of the State of Delaware in 1983 and have our principal executive offices at 208 S. Akard St., Dallas, Texas, 75202 (telephone number (210) 821-4105). We maintain an internet website at www.att.com. This website address is for information only and is not intended to be an active link or to incorporate any website information into this document.

We manage our business through three reportable segments: Communications, WarnerMedia and Latin America. The Communications segment provides wireless and wireline telecom and broadband services to businesses and consumers located in the U.S. and businesses globally. The WarnerMedia segment develops, produces and distributes feature films, television, gaming and other content over various physical and digital formats, including our HBO Max streaming platform. The Latin America segment provides entertainment and wireless services outside of the U.S. Prior to the second quarter of 2020, Xandr was a separate reportable segment. Beginning in the second quarter of 2020, historical financial results from Xandr have been combined with the WarnerMedia segment.

The Exchange Offers

Offeror	AT&T Inc.

The Exchange Offers	We are offering to exchange (i) our 2033 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2033 Original Notes, (ii) our 2053 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2053 Original Notes, (iii) our 2055 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2055 Original Notes, (iv) our 2057 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2057 Original Notes and (v) our 2059 Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered 2059 Original Notes. Original Notes may only be tendered in an amount equal to $2,000 in principal amount and in integral multiples of $1,000 thereafter. See “The Exchange Offers” for more information on the terms of the Exchange Offers.

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that Exchange Notes issued pursuant to the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge in writing at the time of the consummation of the Exchange Offers that:

•	you are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

However, any purchaser of Exchange Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

In addition, we have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offers to distribute those securities following completion of the Exchange Offers. In addition, we are not aware of any person that will participate in the Exchange Offers with a view to distribute the Exchange Notes.

Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

Purpose of the Exchange Offers	The purpose of the Exchange Offers is to satisfy our obligations under the registration rights agreement, dated as of September 18, 2020 (the “Q3 Registration Rights Agreement”) and the registration rights agreement, dated as of December 7, 2020 (the “Q4 Registration Rights Agreement” and, together with the Q3 Registration Rights Agreement, the “Registration Rights Agreements”).

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the Exchange Offers or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the Original Notes are registered under the Securities Act.

To the extent that Original Notes are tendered and accepted in the Exchange Offers, the trading market for any remaining Original Notes may (and likely will) be adversely affected. See “Risk Factors — Risks Relating to Participation in the Exchange Offers — If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

After the Exchange Offers are complete, you will not have any further rights under the Registration Rights Agreements, including any right to require us to register any outstanding Original Notes that you do not exchange (except under limited circumstances) or to pay you the additional interest we agreed to pay to holders of Original Notes if we failed to timely commence and complete the Exchange Offers.

Accrued and Unpaid Interest

The Exchange Notes will bear interest from the most recent date on which interest on the Original Notes has been paid, which, for the avoidance of doubt, is (i) with respect to the 2033 Exchange Notes and the 2057 Exchange Notes, June 1, 2021 and (ii) with respect to the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059

Exchange Notes, March 15, 2021. If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on the Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Expiration Date	The Expiration Date of the Exchange Offers will be 5:00 p.m., New York City time, on , 2021, unless extended or earlier terminated by us. The term “Expiration Date” means such date and time or, if we extend any Exchange Offer, the latest date and time to which we extend such Exchange Offer.

Settlement Date	The settlement of the Exchange Offers will occur promptly after the Expiration Date.

Conditions to the Exchange Offers	Each of the Exchange Offers is subject to customary conditions described in “The Exchange Offers — Conditions to the Exchange Offers”, including, among other things, the condition that no stop order has been issued for the registration statement of which this prospectus forms a part, or any proceedings for that purpose, and that there shall not have occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs. No Exchange Offer is conditioned upon any other Exchange Offer, and we may terminate any Exchange Offer without terminating the other Exchange Offers.

Extension; Waivers and Amendments	Subject to applicable law, we reserve the right to (1) extend any Exchange Offer; (2) waive any and all conditions to or amend any Exchange Offer in any respect (except as to the condition that the registration statement of which this prospectus forms a part not being subject to a stop order or any proceedings for that purpose, which condition we cannot waive); or (3) terminate any Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled Expiration Date. See “The Exchange Offers — Expiration Date; Extension; Termination; Amendment”.

Terms of Exchange Notes	The terms of the Exchange Notes are described in this prospectus under “Description of Exchange Notes”.

Procedures for Tendering the Original Notes	You may tender your Original Notes by transferring them through The Depository Trust Company’s (the “DTC”) Automated Tender Offer Program (“ATOP”) or following the other procedures described under “The Exchange Offers — Procedures for Tendering Original Notes”.

For further information, call the Exchange Agent at the telephone number set forth under “The Exchange Agent” or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

If you are a beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your Original Notes in order to participate in the Exchange Offers, you should contact your intermediary entity promptly and instruct it to tender the Original Notes on your behalf. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf at or prior to the Expiration Date in accordance with the terms of the Exchange Offers. See “The Exchange Offers — Procedures for Tendering Original Notes”.

If you are a beneficial owner of Original Notes through Euroclear or Clearstream Luxembourg (each as defined herein) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. You are encouraged to contact Euroclear or Clearstream Luxembourg directly to ascertain their procedures for tendering Original Notes.

Withdrawal Rights; Non-Acceptance	You may withdraw your tender of Original Notes at any time prior to the Expiration Date, but tenders will thereafter be irrevocable, except in limited circumstances where additional withdrawal rights are required by law. In the event that tendered Original Notes are not withdrawn and not accepted by us for exchange, such Original Notes will be promptly returned to such holders or credited to such holders’ DTC account in the same manner as tendered to us, unless a holder has indicated other delivery instructions in the related letter of transmittal or computer-generated message. See “The Exchange Offers — Withdrawal of Tenders” and “The Exchange Offers — Terms of the Exchange Offers”.

Absence of Dissenters’ Rights of Appraisal	You do not have dissenters’ rights of appraisal with respect to the Exchange Offers. See “The Exchange Offers — Absence of Dissenters’ Rights of Appraisal”.

Certain U.S. Federal Income Tax Considerations	The exchange of notes pursuant to the Exchange Offers generally should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations”.

Accounting Treatment	The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles. See “The Exchange Offers — Accounting Treatment”.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the Exchange Agent for the Exchange Offers. See “The Exchange Agent” herein.

Further Information	See “The Exchange Offers” for more information concerning the Exchange Offers.

The Exchange Notes

The following summary contains basic information about the Exchange Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Exchange Notes, see “Description of Exchange Notes”.

Issuer	AT&T Inc.

Exchange Notes	The terms of each series of the Original Notes and the applicable series of Exchange Notes are identical, except the Exchange Notes offered in the Exchange Offers:

•	will have been registered under the Securities Act;

•	will not have transfer restrictions and registration rights that relate to the Original Notes; and

•	will not have rights relating to the payment of additional interest to holders of Original Notes if we fail to timely commence and complete the Exchange Offers.

Notes Offered	2.550% Global Notes due 2033 (the “2033 Exchange Notes”), 3.500% Global Notes due 2053 (the “2053 Exchange Notes”), 3.550% Global Notes due 2055 (the “2055 Exchange Notes”), 3.800% Global Notes due 2057 (the “2057 Exchange Notes”) and 3.650% Global Notes due 2059 (the “2059 Exchange Notes”).

Interest Rates; Interest Payment Dates; Maturity Dates

Title of Series	Interest Rates(1)	Maturity Date	Interest Accrues From	Interest Payment Dates
2.550% Global Notes due 2033	2.550%	December 1, 2033	June 1, 2021	June 1 and December 1
3.500% Global Notes due 2053	3.500%	September 15, 2053	March 15, 2021	March 15 and September 15
3.550% Global Notes due 2055	3.550%	September 15, 2055	March 15, 2021	March 15 and September 15
3.800% Global Notes due 2057	3.800%	December 1, 2057	June 1, 2021	June 1 and December 1
3.650% Global Notes due 2059	3.650%	September 15, 2059	March 15, 2021	March 15 and September 15

(1)	Per annum, payable semiannually in arrears.

Optional Redemption

Each series of Exchange Notes may be redeemed at any time prior to the applicable Par Call Date (as set forth in the table below), as a whole or in part, at our option, at any time and from time to time on at least 10 days’, but not more than 40 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the Exchange Notes of such series to be redeemed. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the Exchange Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued interest will be payable to the redemption date. Each series of Exchange Notes may be redeemed at any time on or after the applicable Par Call Date, as a whole or in part, at our option, at any time and from time to time on at least 10 days’, but not more than 40 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the Exchange Notes of such series, at a redemption price equal to 100% of the principal amount of such series of Exchange Notes to be redeemed. Accrued interest will be payable to the redemption date.

Title of Series	Par Call Date	Make-Whole Spread
2.550% Global Notes due 2033	September 1, 2033	25 bps
3.500% Global Notes due 2053	March 15, 2053	35 bps
3.550% Global Notes due 2055	March 15, 2055	35 bps
3.800% Global Notes due 2057	June 1, 2057	35 bps
3.650% Global Notes due 2059	March 15, 2059	35 bps

See “Description of Exchange Notes — The Exchange Notes — Optional Redemption of the Exchange Notes”.

The Exchange Notes of each series are also redeemable at our option in connection with certain tax events. See “Description of Exchange Notes — Redemption Upon a Tax Event”.

Form and Settlement	The Exchange Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of DTC as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through either DTC (in the United States), Clearstream Banking S.A. (“Clearstream Luxembourg”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 thereafter.

Listing	The Exchange Notes will not be listed for trading on any national securities exchange.

Governing Law	The Exchange Notes will be governed by the laws of the State of New York.

RISK FACTORS

Any investment in the Exchange Notes involves a high degree of risk, including but not limited to the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the Exchange Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements”.

Risks Relating to the Exchange Notes

The Exchange Notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The Exchange Notes are senior unsecured general obligations of AT&T. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the Exchange Notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the Exchange Notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the Exchange Notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes may receive less, ratably, than holders of our secured indebtedness, or may not receive anything at all in any of the foregoing events.

We are a holding company that conducts all of our business through our subsidiaries. Holders of the Exchange Notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

We conduct all of our business through our subsidiaries. Our cash flow and, consequently, our ability to pay interest and to service our debt, including the Exchange Notes, are dependent upon the cash flow of our subsidiaries and the payment of funds to us by those subsidiaries in the form of loans, dividends or otherwise. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the Exchange Notes or to make cash available to us for that purpose. In addition, many of our operating subsidiaries are highly regulated and may be subject to restrictions on their ability to pay dividends to us. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill any existing or future direct debt service requirements of such subsidiaries.

The Exchange Notes are obligations of AT&T Inc. exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the Exchange Notes. Consequently, the Exchange Notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

Risks Relating to Participation in the Exchange Offers

Our board of directors has not made a recommendation as to whether you should tender your Original Notes in exchange for Exchange Notes in the Exchange Offers, and we have not obtained a third-party determination that the Exchange Offers are fair to holders of our Original Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Original Notes should tender their Original Notes in exchange for Exchange Notes pursuant to the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Original Notes for purposes of negotiating the terms of these Exchange Offers, or preparing a report or making any recommendation concerning the fairness of these Exchange Offers. Therefore, if you tender your Original Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Original Notes must make their own independent decisions regarding their participation in the Exchange Offers.

The Exchange Offers may be cancelled or delayed.

The consummation of each Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers — Conditions to the Exchange Offers”. We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes during which time those holders of the Original Notes will not be able to effect transfers of their Original Notes tendered for exchange.

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers — Conditions to the Exchange Offers” and “The Exchange Offers — Procedures for Tendering Original Notes”. These procedures and conditions include timely receipt by the Exchange Agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the applicable series of Original Notes outstanding. Following the Exchange Offers, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any national securities exchange. Accordingly, there can be no assurances that an active trading market will develop upon completion of the Exchange Offers or, if it develops, that such market will be sustained, or as to the liquidity of any market. If an active trading market does not develop or is not sustained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

USE OF PROCEEDS

These Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreements entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

We are offering to exchange our (i) 2.550% Global Notes due 2033, which have been registered under the Securities Act and which we refer to as the “2033 Exchange Notes”, for our outstanding 2.550% Global Notes due 2033 (CUSIP Nos. 00206R MF6 and U04644 CX3 / ISIN Nos. US00206RMF63 and USU04644CX30), which have not been so registered and which we refer to as the “2033 Original Notes”, (ii) 3.500% Global Notes due 2053, which have been registered under the Securities Act and which we refer to as the “2053 Exchange Notes”, for our outstanding 3.500% Global Notes due 2053 (CUSIP Nos. 00206R MC3 and U04644 CU9 / ISIN Nos. US00206RMC33 and USU04644CU90), which have not been so registered and which we refer to as the “2053 Original Notes”, (iii) 3.550% Global Notes due 2055, which have been registered under the Securities Act and which we refer to as the “2055 Exchange Notes”, for our outstanding 3.550% Global Notes due 2055 (CUSIP Nos. 00206R MD1 and U04644 CV7 / ISIN Nos. US00206RMD16 and USU04644CV73), which have not been so registered and which we refer to as the “2055 Original Notes”, (iv) 3.800% Global Notes due 2057, which have been registered under the Securities Act and which we refer to as the “2057 Exchange Notes”, for our outstanding 3.800% Global Notes due 2057 (CUSIP Nos. 00206R MG4 and U04644 CY1 / ISIN Nos. US00206RMG47 and USU04644CY13), which have not been so registered and which we refer to as the “2057 Original Notes” and (v) 3.650% Global Notes due 2059, which have been registered under the Securities Act and which we refer to as the “2059 Exchange Notes”, for our outstanding 3.650% Global Notes due 2059 (CUSIP Nos. 00206R ME9 and U04644 CW5 / ISIN Nos. US00206RME98 and USU04644CW56), which have not been so registered and which we refer to as the “2059 Original Notes”. We refer to these exchange offers as the “Exchange Offers”.

On September 18, 2020, we consummated previous offers to exchange certain notes of AT&T and our subsidiaries for (i) $7,500,000,000 aggregate principal amount of 2053 Original Notes and cash, (ii) $7,500,001,000 aggregate principal amount of 2055 Original Notes and cash and (iii) $6,500,001,000 aggregate principal amount of 2059 Original Notes and cash.

On December 7, 2020, we consummated previous offers to exchange certain notes of AT&T and our subsidiaries for (i) $3,754,741,000 aggregate principal amount of 2033 Original Notes and cash and (ii) $5,923,400,000 aggregate principal amount of 2057 Original Notes and cash .

In connection with the previous exchange offers, we entered into (i) the Q3 Registration Rights Agreement, with Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, BBVA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Commerz Markets LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, ANZ Securities, Inc., CIBC World Markets Corp., Intesa Sanpaolo IMI Securities Corp., Regions Securities LLC, EA Markets Securities LLC, Academy Securities, Inc., American Veterans Group, PBC, AmeriVet Securities, Inc., Apto Partners, LLC, Bancroft Capital, LLC, Blaylock Van, LLC, Cabrera Capital Markets, LLC, CastleOak Securities, L.P., C.L. King & Associates, Inc., Drexel Hamilton, LLC, Great Pacific Securities, Loop Capital Markets LLC, MFR Securities, Inc., Mischler Financial Group, Inc., Multi-Bank Securities, Inc., Penserra Securities LLC, R. Seelaus & Co., LLC, Roberts & Ryan Investments Inc., Samuel A. Ramirez & Company, Inc., Siebert Williams Shank & Co., LLC, Stern Brothers & Co. and Telsey Advisory Group LLC and (ii) the Q4 Registration Rights Agreement, with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Loop Capital Markets LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, EA Markets Securities LLC, Blaylock Van, LLC, CastleOak Securities, L.P., C.L. King & Associates, Inc., Drexel Hamilton, LLC, MFR Securities, Inc., Mischler Financial Group, Inc., Samuel A. Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC. Under the Registration Rights Agreements, we agreed to file and to use our reasonable efforts to have declared effective the exchange offers registration statement under the Securities Act and to consummate the Exchange Offers.

We are making the Exchange Offers in reliance on the position of the SEC as set forth in Exxon Capital Holdings Corporation and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who is not our “affiliate” within the meaning of Rule 405 of the Securities Act and who exchanges Original Notes for Exchange Notes in the Exchange Offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the Exchange Offers to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution”. You may not participate in the Exchange Offers if you are a broker-dealer tendering Original Notes that you acquired directly from us for your own account.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offers or the acceptance of them would not be in compliance with the securities or blue sky laws of such jurisdiction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Terms of the Exchange Offers

Based on the terms and subject to the conditions of the Exchange Offers, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offers. Subject to the minimum denomination requirements of the Exchange Notes, we will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes validly tendered pursuant to the Exchange Offers on or before the Expiration Date and not validly withdrawn. Holders may tender some or all of the Original Notes pursuant to the Exchange Offers. However, Original Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. Promptly after the Expiration Date (unless extended as described in this prospectus), we will issue an aggregate principal amount of (i) up to $3,754,741,000 of 2033 Exchange Notes for a like principal amount of outstanding 2033 Original Notes tendered and accepted, (ii) up to $7,500,000,000 of 2053 Exchange Notes for a like principal amount of outstanding 2053 Original Notes tendered and accepted, (iii) up to $7,500,001,000 of 2055 Exchange Notes for a like principal amount of outstanding 2055 Original Notes tendered and accepted, (iv) up to

$5,923,400,000 of 2057 Exchange Notes for a like principal amount of outstanding 2057 Original Notes tendered and accepted in connection with the Exchange Offers and (v) up to $6,500,001,000 of 2059 Exchange Notes for a like principal amount of outstanding 2059 Original Notes tendered and accepted in connection with the Exchange Offers. The Exchange Notes issued in connection with the Exchange Offers will be delivered promptly after the Expiration Date.

The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that:

•	the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer of the Exchange Notes; and

•

holders of the Exchange Notes will not be entitled to any rights under the Registration Rights Agreements, which rights will terminate upon the consummation of the Exchange Offers, or to the additional interest provisions of the Registration Rights Agreements.

The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $31,178,143,000 in aggregate principal amount of the Original Notes is outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Description of Exchange Notes — Form and Title”, Exchange Notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Exchange Notes — Form and Title”.

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of our Indenture (as defined below), but certain registration and other rights under the Registration Rights Agreements will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreements. See “— Consequences of Failure to Properly Tender Original Notes in the Exchange Offers”.

We shall be considered to have accepted validly tendered Original Notes if and when we have given written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offers.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offers. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See “— Fees and Expenses”.

Expiration Date; Extension; Termination; Amendment

The Exchange Offers will remain open for at least 20 full business days. The Expiration Date for the Exchange Offers is 5:00 p.m., New York City time, on                      , 2021, unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offers are extended with respect to any or all series of Exchange Notes.

Subject to applicable law, we reserve the right, in our sole discretion:

•

to delay accepting any Original Notes, to extend any Exchange Offer or to terminate any Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of any Exchange Offer in any manner.

If we amend any Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend such Exchange Offer for a period of five to ten business days. No Exchange Offer is conditioned upon any other Exchange Offer, and we may terminate any Exchange Offer without terminating the other Exchange Offers.

If we determine to extend, amend or terminate any Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any Original Notes or terminate any Exchange Offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the Exchange Offers as required by Rule 14e-1(c) of the Exchange Act.

Interest on the Exchange Notes

The 2033 Exchange Notes will bear interest at the rate of 2.550% per annum, the 2053 Exchange Notes will bear interest at the rate of 3.500% per annum, the 2055 Exchange Notes will bear interest at the rate of 3.550% per annum, the 2057 Exchange Notes will bear interest at the rate of 3.800% per annum and the 2059 Exchange Notes will bear interest at the rate of 3.650% per annum, each from the most recent date on which interest on the Original Notes has been paid, which, for the avoidance of doubt, is (i) with respect to the 2033 Exchange Notes and the 2057 Exchange Notes, June 1, 2021, and (ii) with respect to the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059 Exchange Notes, March 15, 2021. Interest will be payable semiannually in arrears (i) with respect to the 2033 Exchange Notes and the 2057 Exchange Notes, on June 1 and December 1 of each year, commencing on December 1, 2021 and (ii) with respect to the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059 Exchange Notes, on March 15 and September 15 of each year, commencing on September 15, 2021.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, or any extension of the Exchange Offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and we may terminate any Exchange Offer or, at our option, modify, extend or otherwise amend any Exchange Offer, if any of the following conditions are not satisfied at or prior to the Expiration Date:

(1) In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or on of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers by or before any court or governmental regulatory or administrative agency, authority, or tribunal, which either:

•

challenges the making of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers; or

•

in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of AT&T and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to AT&T of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers;

(2) None of the following has occurred:

•

the SEC has issued a stop order which would suspend the effectiveness of the registration statement of which this prospectus forms a part or the qualification of the applicable indenture governing the Exchange Notes under the Trust Indenture Act of 1939;

•	any general suspension of, or limitation on, trading in securities on any United States national securities exchanges or in the over the counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in the United States’ securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

(3) The Trustee (as defined below) under our Indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the Exchange Offers, nor has the Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offers.

We expressly reserve the right to amend or terminate any Exchange Offer and to reject for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offers specified above. We will give written notice of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit, and except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose.

All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Date. In addition, we may in our absolute discretion, subject to applicable law, terminate any Exchange Offer for any other reason.

If any of the foregoing conditions are not satisfied, we may, at any time at or prior to the Expiration Date:

(1) terminate any Exchange Offer and promptly return all tendered Original Notes with respect to that Exchange Offer to the respective tendering holders;

(2) modify, extend or otherwise amend any Exchange Offer and retain all tendered Original Notes with respect to that Exchange Offer until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

(3) waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part is not subject to a stop order or any proceedings for that purpose, with respect to any Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offers described in this prospectus and in the letter of transmittal. The participation in the Exchange Offers by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offers.

Procedures for Tendering Original Notes

If you hold Original Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Original Notes using the procedures described in this prospectus and in the accompanying letter of transmittal.

The procedures by which you may tender or cause to be tendered Original Notes will depend upon the manner in which you hold the Original Notes, as described below.

If you are a beneficial owner which holds Original Notes through Euroclear or Clearstream Luxembourg and wish to tender your Original Notes, you must instruct Euroclear or Clearstream Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream Luxembourg. You are encouraged to contact Euroclear and Clearstream Luxembourg directly to ascertain their procedure for tendering Original Notes.

Original Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Original Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Original Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Original Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Original Notes at DTC for purposes of the Exchange Offers.

Tenders of Original Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Original Notes must continue to hold Original Notes in at least the minimum authorized denomination of $2,000 principal amount.

Any DTC participant may tender Original Notes by effecting a book-entry transfer of the Original Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC and either (1) electronically transmitting its acceptance of the Exchange Offers through DTC’s ATOP procedures for transfer or (2) completing and signing the letter of transmittal according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the Exchange Agent at its address on the back cover page of this prospectus, in either case before the Expiration Date of the Exchange Offers.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that AT&T may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the Exchange Offers. A letter of transmittal need not accompany tenders effected through ATOP; however, you will be bound by its terms just as if you had signed it.

The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the Expiration Date of the Exchange Offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of these documents to AT&T or DTC does not constitute delivery to the Exchange Agent.

Original Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Original Notes are held in book-entry form and can only be tendered by following the procedures described under “— Original Notes Held with DTC by a DTC Participant”. However, any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offers. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf on or prior to the Expiration Date in accordance with the terms of the Exchange Offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

Letter of Transmittal

Subject to and effective upon the acceptance for exchange and issuance of Exchange Notes, in exchange for Original Notes tendered by a letter of transmittal in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent’s message) a tendering holder of Original Notes:

•

irrevocably sells, assigns and transfers to or upon the order of AT&T all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Original Notes tendered thereby;

•	represents and warrants that the Original Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

•

irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Original Notes (with full knowledge that the Exchange Agent also acts as the agent of AT&T and an affiliate of the Exchange Agent acts as Trustee under the Indenture), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Original Notes tendered to be assigned, transferred and exchanged in the Exchange Offers.

Proper Execution and Delivery of Letter of Transmittal

If you wish to participate in the Exchange Offers, delivery of your Original Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the Exchange Agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE

Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal need not be guaranteed if:

•

the letter of transmittal is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the Original Notes and the portion entitled “Special Issuance Instructions” on the letter of transmittal has not been completed; or

•	the Original Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmission.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name, address and DTC participant number to which unexchanged Original Notes should be delivered by book-entry transfer, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned by book-entry transfer to the tendering holder.

Miscellaneous

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of the Exchange Offers, including the terms and instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, none of us, the Exchange Agent or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

In addition, we reserve the right, as set forth above under the caption “— Conditions to the Exchange Offers”, to terminate any Exchange Offer.

By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the Exchange Offers it had no arrangement with any person to participate in a distribution of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of our company; and

•

if the holder is a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

Concurrently, we represent that we have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offers to distribute those securities following completion of the Exchange Offers. We are not aware of any person that will participate in the Exchange Offers with a view to distribute the Exchange Notes.

There are no guaranteed delivery procedures for the Exchange Offers. Holders must tender their Original Notes via the ATOP system in accordance with the procedures of the letter of transmittal by the Expiration Date.

Withdrawal of Tenders

Tenders of Original Notes in the Exchange Offers may be validly withdrawn at any time prior to the Expiration Date, but tenders will thereafter be irrevocable, except in limited circumstances where additional withdrawal rights are required by law.

Beneficial owners desiring to withdraw a tender of Original Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Original Notes. In order to withdraw Original Notes previously tendered, a DTC participant may, prior to the Expiration Date of the Exchange Offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The withdrawal notice must:

•	specify the name of the tendering holder of Original Notes;

•	bear a description, including the series, of the Original Notes to be withdrawn;

•	specify the aggregate principal amount represented by those Original Notes;

•	specify the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

•

be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offers. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in “— Procedures for Tendering Original Notes” at or prior to the Expiration Date.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as Exchange Agent in connection with the Exchange Offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at The Bank of New York Mellon Trust Company, N.A., as Exchange Agent, c/o The Bank of New York Mellon Corporation, Corporate Trust Operations — Reorganization Unit, Tiffany Castor, 111 Sanders Creek Corporate Center (Bldg), East Syracuse, NY 13057. The Exchange Agent’s telephone number is (315) 414-3034 and facsimile number is (732) 667-9408.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We will pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the Exchange Agent and certain accounting and legal fees.

Holders who tender their Original Notes for exchange generally will not be obligated to pay transfer taxes. If, however,

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered,

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offers,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offers will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC through ATOP) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offers, certain registration rights under the Registration Rights Agreements will terminate.

In the event the Exchange Offers are completed, we generally will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•

the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors — Risks Relating to Participation in the Exchange Offers — If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

DESCRIPTION OF EXCHANGE NOTES

For purposes of this section “Description of Exchange Notes”, the terms “we”, “us”, “our” and “AT&T” shall refer to AT&T Inc. and not any of its subsidiaries. The terms of the Exchange Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. See “Where You Can Find More Information”.

General

The Exchange Notes will be issued under our Indenture, dated as of May 15, 2013 (the “Indenture”), with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Trustee”), as described in this prospectus. The Exchange Notes will be our unsecured and unsubordinated obligations and will rank pari passu with all other indebtedness issued under our Indenture. The Exchange Notes will constitute five separate series under the Indenture. We will issue the Exchange Notes in fully registered form only and in minimum denominations of $2,000 and integral multiples of $1,000 thereafter.

We may issue definitive Exchange Notes in the limited circumstances set forth in “— Form and Title” below. If we issue definitive Exchange Notes, principal of and interest on the Exchange Notes will be payable in the manner described below, the transfer of the Exchange Notes will be registrable, and the Exchange Notes will be exchangeable for new notes bearing identical terms and provisions, at the office of The Bank of New York Mellon Trust Company, N.A., the paying agent and registrar for the Exchange Notes, currently located at 601 Travis Street, 16th Floor, Houston, Texas 77002. However, payment of interest, other than interest at maturity, or upon redemption, may be made by check mailed to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding this, (1) the depositary, as holder of the Exchange Notes, or (2) a holder of more than $5 million in aggregate principal amount of Exchange Notes in definitive form can require the paying agent to make payments of interest, other than interest due at maturity, or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions as long as the paying agent receives the instructions not less than ten days prior to the applicable interest payment date. The principal and interest payable in U.S. dollars on an Exchange Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of an Exchange Note at the office of the paying agent.

The Exchange Notes

For purposes of the Exchange Notes, a business day means a business day in The City of New York.

The 2033 Exchange Notes offered in the Exchange Offers will bear interest at the rate of 2.550% per annum. The 2053 Exchange Notes offered in the Exchange Offers will bear interest at the rate of 3.500% per annum. The 2055 Exchange Notes offered in the Exchange Offers will bear interest at the rate of 3.550% per annum. The 2057 Exchange Notes offered in the Exchange Offers will bear interest at the rate of 3.800% per annum. The 2059 Exchange Notes offered in the Exchange Offers will bear interest at the rate of 3.650% per annum.

We will pay interest on (i) the 2033 Exchange Notes and the 2057 Exchange Notes in arrears on each June 1 and December 1, commencing on December 1, 2021 and (ii) the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059 Exchange Notes in arrears on each March 15 and September 15, commencing on September 15, 2021, in each case, to the persons in whose names the Exchange Notes are registered at the close of business on the fifteenth day preceding the respective interest payment date with such interest calculated from and including the previously scheduled interest payment date, to but excluding, the maturity date.

The 2033 Exchange Notes will mature on December 1, 2033, the 2053 Exchange Notes will mature on September 15, 2053, the 2055 Exchange Notes will mature on September 15, 2055, the 2057 Exchange Notes will mature on December 1, 2057 and the 2059 Exchange Notes will mature on September 15, 2059.

Optional Redemption of the Exchange Notes

Each series of Exchange Notes may be redeemed at any time prior to the applicable Par Call Date (as set forth in the table below), as a whole or in part, at our option, at any time and from time to time on at least 10 days’, but not more than 40 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the Exchange Notes of such series to be redeemed. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the Exchange Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued interest will be payable to the redemption date. Each series of Exchange Notes may be redeemed at any time on or after the applicable Par Call Date, as a whole or in part, at our option, at any time and from time to time, on at least 10 days’, but not more than 40 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the Exchange Notes of such series, at a redemption price equal to 100% of the principal amount of such series of Exchange Notes to be redeemed. Accrued interest will be payable to the redemption date.

Title of Series	Par Call Date	Make-Whole Spread
2.550% Global Notes due 2033	September 1, 2033	25 bps
3.500% Global Notes due 2053	March 15, 2053	35 bps
3.550% Global Notes due 2055	March 15, 2055	35 bps
3.800% Global Notes due 2057	June 1, 2057	35 bps
3.650% Global Notes due 2059	March 15, 2059	35 bps

“Treasury Rate” means, with respect to any redemption date for the Exchange Notes, the rate per annum equal to the semiannual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, as determined by AT&T or an Independent Investment Banker appointed by AT&T.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term or Par Call Date, as applicable, of the Exchange Notes of that series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Exchange Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers, appointed by AT&T.

“Comparable Treasury Price” means, with respect to any redemption date for a series of the Exchange Notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if AT&T obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for a series of the Exchange Notes, the average, as determined by AT&T, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to AT&T by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means (i) with respect to the 2033 Exchange Notes and the 2057 Exchange Notes, each of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and their respective affiliates and, at the option of AT&T, one other nationally recognized investment banking firm that is a primary U.S. Government Securities dealer in the United States (each, a “Primary Treasury Dealer”) and (ii) with respect to the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059 Exchange Notes, each of Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC and RBC Capital Markets, LLC and their respective affiliates and, at the option of AT&T, one other Primary Treasury Dealer; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, AT&T will substitute therefor another Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each Exchange Note of a series to be redeemed, the remaining scheduled payments of principal of and interest on such Exchange Note that would be due after the related redemption date through the applicable Par Call Date but for the redemption, assuming the applicable series of Exchange Notes matured on the Par Call Date (not including any portion of payments of interest accrued as of the redemption date). If that redemption date is not an interest payment date with respect to the applicable series of Exchange Notes, the amount of the next succeeding scheduled interest payment on the Exchange Notes will be reduced by the amount of interest accrued on the Exchange Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the Exchange Notes or any portion of the Exchange Notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the Exchange Notes to be redeemed on that date.

Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

In the case of any partial redemption, selection of the Exchange Notes of a series to be redeemed will be made in accordance with applicable procedures of DTC.

Form and Title

The Exchange Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, The Depository Trust Company, known as DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through either DTC (in the United States), Clearstream Luxembourg or Euroclear, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the names of their respective U.S. depositaries on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear. Except under the circumstances described below, the Exchange Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Exchange Notes represented by the global notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have the Exchange Notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

Principal and interest payments on the Exchange Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of us, the Trustee, any paying agent or registrar for the Exchange Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.

We expect that the depositary for the Exchange Notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interest in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.

If the depositary is at any time unwilling or unable to continue as depositary for the global notes of a series and a successor depositary is not appointed by us within 90 days, we will issue the Exchange Notes of that series in definitive form in exchange for the global notes of that series. We will also issue the Exchange Notes in definitive form in exchange for the global notes of that series if an event of default has occurred with regard to the Exchange Notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the Exchange Notes of a series represented by the global notes and, in that event, will issue the Exchange Notes of that series in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the Exchange Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Exchange Notes registered in its name. The Exchange Notes so issued in definitive form will be issued as registered in minimum denominations of $2,000 and integral multiples of $1,000 thereafter, unless otherwise specified by us. Our definitive form of the Exchange Notes can be transferred by presentation for registration to the registrar at its New York office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Exchange Notes.

Transfers

Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of Exchange Notes in definitive form for any reason, including to sell Exchange Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the global notes in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

The Clearing Systems

DTC. The depositary has advised us as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream Luxembourg. Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to each series of the Exchange Notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear. Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank SA/NV, a bank incorporated under the laws of the Kingdom of Belgium as the “Euroclear operator.”

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related operating procedures of Euroclear, and applicable Belgian law, which are collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of notes and cash within Euroclear, withdrawals of notes and cash from Euroclear, and receipts of payments with respect to notes in Euroclear. All notes in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to each series of the Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

We expect that the Exchange Notes will trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Exchange Notes will, therefore, be required by DTC to be settled in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream Luxembourg participants and/or Euroclear participants will occur in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of Exchange Notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the Exchange Notes settled during the processing will be reported to the relevant Clearstream Luxembourg or Euroclear participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of Exchange Notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although it is expected that DTC, Clearstream Luxembourg and Euroclear will follow the foregoing procedures in order to facilitate transfers of Exchange Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue such procedures and such procedures may be changed or discontinued at any time.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Exchange Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the Exchange Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Exchange Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Our obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;

(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or

(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;

(2) to any holder that is not the sole beneficial owner of the Exchange Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Exchange Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Exchange Note, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the Exchange Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The Exchange Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “— Payment of Additional Amounts” and under the heading “— Redemption Upon a Tax Event”, we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

Any reference in the terms of the Exchange Notes of each series to any amounts in respect of the Exchange Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts with respect to any Exchange Notes as described herein under the heading “— Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after (i) November 17, 2020 with respect to the 2033 Exchange Notes and the 2057 Exchange Notes and (ii) August 31, 2020 with respect to the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059 Exchange Notes, or (b) a taxing authority of the United States takes an action on or after (i) November 17, 2020 with respect to the 2033 Exchange Notes and the 2057 Exchange Notes and (ii) August 31, 2020 with respect to the 2053 Exchange Notes, the 2055 Exchange Notes and the 2059 Exchange Notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the applicable series of Exchange Notes on any interest payment date on not less than 10 nor more than 40 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “— Payment of Additional Amounts” and we shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Exchange Notes pursuant to their terms.

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the Exchange Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Exchange Notes of the applicable series. Any further Exchange Notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Notices

Notices to holders of the Exchange Notes will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.

Prescription Period

Any money that we deposit with the Trustee or any paying agent for the payment of principal or any interest on any global note of any series that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us upon our request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of the global note will be able to seek any payment to which that holder may be entitled to collect only from us.

Governing Law

The Exchange Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell all or substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•

Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•	The company we merge into or sell to must agree to be legally responsible for our debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the Exchange Notes, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “ — Default and Related Matters — Events of Default — What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Further, we may buy all or substantially all of the assets of another company without complying with any of the foregoing conditions.

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the Exchange Notes. Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Your Approval. First, there are changes that cannot be made to your Exchange Notes without your specific approval. The following is a list of those types of changes:

•	to reduce the percentage of holders of Exchange Notes who must consent to a waiver or amendment of the Indenture;

•	to reduce the rate of interest on any Exchange Note or change the time for payment of interest;

•	to reduce the principal due on any Exchange Note or change the fixed maturity of any security;

•	to waive a default in the payment of principal or interest on any Exchange Note;

•	to change the currency of payment on an Exchange Note, unless the Exchange Note provides for payment in a currency that ceases to exist;

•	in the case of convertible or exchangeable Exchange Notes, to make changes to your conversion or exchange rights that would be adverse to your interests;

•	to change the right of holders to waive an existing default by majority vote;

•	to reduce the amount of principal or interest payable to you following a default or change your conversion or exchange rights, or impair your right to sue for payment; and

•	to make any change to this list of changes that requires your specific approval.

Changes Requiring a Majority Vote. The second type of change to the Indenture and the Exchange Notes is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain your individual consent to the waiver.

Changes Not Requiring Your Approval. The third type of change does not require any vote by holders of Exchange Notes. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount Exchange Notes, we will use the principal amount that would be due and payable on the voting date if the maturity of the Exchange Notes were accelerated to that date because of a default.

•	For Exchange Notes denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.

Exchange Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. An Exchange Note does not cease to be outstanding because we or an affiliate of us is holding the Exchange Note.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Exchange Notes that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series of Exchange Notes, that vote or action may be taken only by persons who are holders of outstanding Exchange Notes of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any Exchange Notes issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the Exchange Notes of any series if we make a deposit for you with the Trustee and certain other conditions are met. The deposit must be held in trust for your benefit and the benefit of all other direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable Exchange Notes, unless we provide for it in the terms of these Exchange Notes.

If we accomplish full discharge, as described above, you will have to rely solely on the trust deposit for repayment of the Exchange Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the Trustee and you against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the Trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The Exchange Notes are not secured by any of our property or assets. Accordingly, your ownership of Exchange Notes means you are one of our unsecured creditors. The Exchange Notes are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the Trustee has a right to receive payment for its administrative services prior to any payment to holders of the Exchange Notes after a default.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of the Exchange Notes means any of the following:

•	We fail to make any interest payment on the Exchange Notes of such series when it is due, and we do not cure this default within 90 days.

•	We fail to make any payment of principal when it is due at the maturity of such series of Exchange Notes or upon redemption.

•

We fail to comply with any of our other agreements regarding a particular series of Exchange Notes or with a supplemental indenture, and after we have been notified of the default by the Trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

Remedies if an Event of Default Occurs

You and the Trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the Trustee or the holders of 25% in principal amount of the Exchange Notes of the affected series may declare the entire principal amount of and any accrued interest on all the Exchange Notes of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the Exchange Notes of the affected series, if all events of default have been cured or waived.

Duties of Trustee. If an event of default occurs, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the Trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability. If the Trustee is provided with an indemnity or security reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of the Exchange Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture.

Individual Actions You May Take if the Trustee Fails to Act. Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Exchange Notes, the following must occur:

•	You must give the Trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding Exchange Notes of the relevant series must make a written request that the Trustee take action because of the default, and must offer indemnity reasonably satisfactory to the Trustee against the cost and other liabilities of taking that action.

•	The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	During the 60-day period, the holders of a majority in principal amount of the Exchange Notes of that series do not give the Trustee a direction inconsistent with the request.

However, you are entitled at any time to bring an individual lawsuit for the payment of principal or interest due on your Exchange Note on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of Exchange Notes may waive a default for all the relevant series. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your Exchange Note, however, without your individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the Trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all securities under it, or else specifying any default.

The Trustee may withhold from you notice of any uncured default, except for payment defaults, if it determines that withholding notice is in your interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to make or cancel a declaration of acceleration.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of the Exchange Offers. It applies to you only if you tender your Original Notes for Exchange Notes in this offering. This section is based on the Code, its legislative history, existing and proposed regulations, and published rulings and court decisions, all as currently in effect and subject to change, possibly with retroactive effect.

YOU SHOULD CONSULT WITH YOUR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFERS.

Treatment of the Exchange

For U.S. federal income tax purposes, you should not be treated as having disposed of Original Notes in a taxable exchange solely because you exchanged Original Notes for Exchange Notes, and you therefore should not recognize gain or loss as a result of this exchange. Accordingly, for U.S. federal income tax purposes, your tax basis in the Exchange Notes should equal your basis in your Original Notes, your holding period in the Exchange Notes should include your holding period in your exchanged Original Notes, and payments or accrual of interest, premium and principal on the Exchange Notes should be treated in the same manner as such payments or accruals were treated with respect to the Original Notes.

PLAN OF DISTRIBUTION

If you want to participate in the Exchange Offers, you must represent, among other things, that you:

•	are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	are acquiring the Exchange Notes in the ordinary course of your business;

•	have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	are not an “affiliate” as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “Summary — The Exchange Offers — Resale of Exchange Notes” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. AT&T has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

AT&T will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, AT&T will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

THE EXCHANGE AGENT

The Bank of New York Mellon Trust Company, N.A. has been appointed as the Exchange Agent for the Exchange Offers. Letters of transmittal and all correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Original Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the Exchange Agent at the address and telephone number listed below. Holders of Original Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The address for The Bank of New York Mellon Trust Company, N.A. is:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation Corporate

Trust Operations — Reorganization Unit

111 Sanders Creek Corporate Center (Bldg),

East Syracuse, NY 13057

Attention: Tiffany Castor

Telephone: (315) 414-3034

Fax: (732) 667-9408

Email: CT_Reorg_Unit_Inquiries@bnymellon.com

Questions and requests for assistance related to the Exchange Offers or for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the telephone number and address listed above.

DELIVERY OF A LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THAT OF THE EXCHANGE AGENT AS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS DOES NOT CONSTITUTE VALID DELIVERY.

VALIDITY OF NOTES

Ms. Stacey S. Maris, Senior Vice President, Deputy General Counsel and Secretary of AT&T, is passing upon the validity of the Exchange Notes for us. As of July 21, 2021, Ms.  Maris owned less than 1% of the outstanding shares of AT&T.

EXPERTS

The consolidated financial statements of AT&T as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 appearing in AT&T’s Current Report on Form 8-K dated June 21, 2021, and the effectiveness of AT&T’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included in AT&T’s Current Report on Form 8-K dated June 21, 2021 and Annual Report on Form 10-K for the year ended December 31, 2020, respectively, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AT&T Inc.

OFFERS TO EXCHANGE

PROSPECTUS

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon

Trust Company, N.A.

By Facsimile (Eligible Institutions Only): (732) 667-9408

By Mail or Hand: c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

2001 Bryan Street, 10th floor,

Dallas, Texas 75201

Attention: Tiffany Castor

Telephone: (315) 414-3034

Email: CT_Reorg_Unit_Inquiries@bnymellon.com

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

Until                 , 2021, all dealers that effect transactions in the Exchange Notes, whether or not participating in the Exchange Offers, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

We have adopted provisions in our Bylaws which provide that we will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by us or in our right, by reason of the fact that such person is or was our director, officer, employee, or, while such person is or was a director, officer or employee of us, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

Our Bylaws further state that this indemnification shall not be deemed exclusive of any other rights to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of that person.

Our Restated Certificate of Incorporation provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

•	under Section 174 of the DGCL; or

•	for any transaction from which a director derived an improper benefit.

AT&T maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

AT&T also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that AT&T will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 21.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement or incorporated herein by reference.

Exhibit No.	Description of Documents

3.1*	Restated Certificate of Incorporation of AT&T (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of AT&T dated and filed with the SEC on December 16, 2013 (SEC File No. 001-08610)).

3.2*	Amended Bylaws of AT&T (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of AT&T dated June 26, 2020, filed with the SEC on June 25, 2020 (SEC File No. 001-08610)).

4.1*	Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon Trust Company, N.A. as Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K dated May 15, 2013 (SEC File No. 001-08610)).

4.2	Form of 2.550% Global Notes due 2033.

4.3*	Form of 2.550% Rule 144A Global Note due 2033 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.4*	Form of 2.550% Regulation S Global Note due 2033 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.5	Form of 3.500% Global Notes due 2053.

4.6*	Form of 3.500% Rule 144A Global Note due 2053 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.7*	Form of 3.500% Regulation S Global Note due 2053 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.8	Form of 3.550% Global Notes due 2055.

4.9*	Form of 3.550% Rule 144A Global Note due 2055 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.10*	Form of 3.550% Regulation S Global Note due 2055 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.11	Form of 3.800% Global Notes due 2057.

4.12*	Form of 3.800% Rule 144A Global Note due 2057 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

Exhibit No.	Description of Documents

4.13*	Form of 3.800% Regulation S Global Note due 2057 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.14	Form of 3.650% Global Note due 2059.

4.15*	Form of 3.650% Rule 144A Global Note due 2059 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.16*	Form of 3.650% Regulation S Global Note due 2059 (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.17*	Registration Rights Agreement, dated as of December 7, 2020 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.18*	Registration Rights Agreement, dated as of September 18, 2020 (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

5.1	Opinion of Stacey S. Maris, Senior Vice President, Deputy General Counsel and Secretary of AT&T Inc., as to the validity of the Exchange Notes of AT&T Inc.

21.1*	List of principal subsidiaries of AT&T (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K of AT&T, filed on February 25, 2021 (SEC File No. 001-08610)).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stacey S. Maris, Senior Vice President, Deputy General Counsel and Secretary (included as part of Exhibit 5.1).

24.1	Powers of Attorney of Officers and Directors.

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the AT&T Indenture, dated as of May 15, 2013.

99.1	Form of Letter of Transmittal

*	Previously filed.

The registrant hereby agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule to any of the agreements contained herein.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of July, 2021.

AT&T Inc.

By:	/s/ Pascal Desroches
Pascal Desroches Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of July, 2021:

Principal Executive Officer:	John T. Stankey* Chairman of the Board

Principal Financial and Accounting Officer:	Pascal Desroches Senior Executive Vice President and Chief Financial Officer

By:	/s/ Pascal Desroches
Pascal Desroches as attorney-in-fact for Mr. Stankey, the Directors, and on his own behalf as Principal Financial and Accounting Officer

DIRECTORS:
John T. Stankey*	Michael B. McCallister*
Samuel A. Di Piazza, Jr.*	Beth E. Mooney*
Scott T. Ford*	Matthew K. Rose*
Glenn H. Hutchins*	Cynthia B. Taylor*
William E. Kennard*	Luis A. Ubiñas*
Debra L. Lee*	Geoffrey Y. Yang*
Stephen J. Luczo*
* By power of attorney